Exhibit 15.2

April 15, 2025

Weibo Corporation

8/F, QIHAO Plaza, No. 8 Xinyuan S. Road

Chaoyang District, Beijing 100027

People’s Republic of China

We hereby consent to references to our name under the heading “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China,” “Item 4. Information on the Company—B. Business Overview—Regulation” and “Item 4. Information on the Company—C. Organizational Structure—Minority Investment in Weimeng” in Weibo Corporation’s annual report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), and further consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 333-199022) pertaining to Weibo Corporation’s 2010 Share Incentive Plan and 2014 Share Incentive Plan, Registration Statement on Form S-8 (File No. 333-228525) pertaining to Weibo Corporation’s 2014 Share Incentive Plan, and Registration Statement on Form S-8 (File No. 333-271461) pertaining to Weibo Corporation’s 2023 Share Incentive Plan, of the summary of our opinion under the heading “Item 4. Information on the Company—B. Business Overview—Regulation” and “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs and Their Respective Individual Shareholders” in the Annual Report. We also consent to the filing of this consent letter with the U.S. Securities and Exchange Commission as an exhibit to the Annual Report. We also consent to the incorporation by reference of the summaries of our opinions that appear in the registration statement on Form F-3 (File No. 333-275785).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,
For and on behalf of

/s/ Kewei Law Firm